EXHIBIT 10.2

KEARNY BANK
AMENDED AND RESTATED EXECUTIVE LIFE INSURANCE AGREEMENT
EFFECTIVE AS OF JULY 1, 2022
FOR
CRAIG MONTANARO

Insurer	Policy No.
MassMutual	39109152
MassMutual	39106072
Midland National	740318
Midland National	743007
New York Life	77259124
New York Life	77257614
New York Life	77227383
Northwestern Mutual	19926292

WHEREAS, Kearny Bank (the “Bank”) entered into an Executive Life Insurance Agreement, dated as of August 15, 2005, as amended by an addendum and two amendments (the “Prior Agreement”) with Craig L. Montanaro (the “Insured”); and

WHEREAS, the Bank and the Executive wish to replace the Prior Agreement with this Amended and Restated Executive Life Insurance Agreement, effective as of July 1, 2022 (the “Agreement”); and

WHEREAS, the Insured’s beneficiary elections under the Prior Agreement shall continue in full force and effect under this Agreement; and

WHEREAS, pursuant to Section XIV of the Agreement, the Bank may amend the Agreement at any time prior to Change in Control and during the lifetime of the Insured.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.	DEFINITIONS

Refer to the policy contract for the definition of terms in this Agreement, which are not otherwise defined in this Agreement, which policy contract is incorporated by reference.

II.	POLICY TITLE AND OWNERSHIP

Title and ownership of the Policies referenced above shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this

Agreement.

III.	BENEFICIARY DESIGNATION RIGHTS

The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured’s share of the proceeds payable upon the death of the Insured, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.	PREMIUM PAYMENT METHOD

The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force. Notwithstanding the foregoing, the Bank shall have the absolute and sole right to terminate and surrender the policy that is the subject matter of this Agreement.

V.	TAXABLE BENEFIT

Annually, the Insured will recognize a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service (“IRS”), as determined from time to time. The Bank (or its administrator) will report to the Insured the amount of such imputed income each year on IRS Form W-2 or its equivalent.

VI.	DIVISION OF DEATH PROCEEDS

Subject to Paragraphs VII and X herein, the division of the death proceeds of the Policy is as follows:

A.
Death During Active Service.  If the Insured is employed by the Bank at the time of death, then the Insured’s Beneficiary(ies) shall be paid a death benefit from the Insurer in the aggregate amount equal to:

Age	Death Benefit
55	$2,274,572
56	2,365,555
57	2,460,177
58	2,558,584
59	2,660,928
60	2,767,365
61	2,878,059
62	2,993,182
63	3,112,909
64	3,237,425
65 or older	3,366,922

B.	Interaction with SERP. The parties to this Agreement agree and acknowledge that: (i) the death benefit under Section 3.1 of the Kearny Bank Supplemental Executive Retirement Plan

entered into between the Bank and the Insured, effective as of July 1, 2021 (the “SERP”), shall be satisfied by reference to Section VI(A) of this Agreement, and (ii) the reference to the Split Dollar Agreement, as such term is defined in the SERP, shall refer to this Agreement.

C.
Death after Retirement. If the Insured’s death shall occur after the Insured’s Retirement (for purposes of this Agreement, “Retirement” means termination of employment for any reason on or after the Insured’s sixty-second (62nd) birthday), then the Insured’s Beneficiary(ies) shall be paid a death benefit from the Insurer in the aggregate amount equal to two hundred percent (200%) times Insured’s highest annual base salary (not including bonus, equity compensation, deferred compensation or any other forms of compensation) in effect at the Bank at any time during the three calendar years prior to the date of Retirement (or death) of the Insured plus One Hundred Thousand Dollars ($100,000); provided further, that the benefit under this Section VI(C) shall not exceed $1,500,000.

D.
To the extent possible, an equal amount of each Policy’s proceeds shall be payable to the Insured’s Beneficiary(ies), not to exceed the aggregate death benefits payable under such Policy. Any amount payable in accordance with Sections VI(A) and VI(C) in excess of a Policy’s proceeds shall thereafter be paid by any remaining Policies proceeds pro rata.

E.	Subject to the obligations set forth herein, the Bank shall be entitled to the remainder of such Policy proceeds, if any.
VII.	OWNERSHIP OF THE CASH SURRENDER VALUE OF THE POLICY

The Bank shall at all times be entitled to one hundred percent (100%) of the Policy’s cash value, as that term is defined in the Policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.	CHANGE OF CONTROL OF COMPANY OR BANK

If a Change of Control shall occur prior to the Insured’s termination of employment or Retirement, then the death benefit coverage set forth in Section VI shall remain in effect until the Insured’s death notwithstanding anything in this Agreement to the contrary, unless this Agreement is otherwise terminated pursuant to its terms not less than one year prior to such date of a Change in Control. For the avoidance of doubt, this Agreement may not be amended or terminated after a Change in Control.  Coverage under this Agreement for the Insured who terminates employment with the Bank (for reasons other than death or prior to a Change in Control) prior to satisfaction of the Retirement requirements of Section VI (and prior to the occurrence of a Change of Control) will cease on his last day of employment with the Bank.
For purposes of the above, a “Change of Control” shall mean:

A.
Merger:  Kearny Financial Corp. (the “Company”) or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Bank or the Company, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

B.
Acquisition of Significant Share Ownership:  There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (ii) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

C.
 Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period or who is appointed to the Board as the result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or

D.	Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.
IX.	RIGHTS OF INSURED OR ASSIGNEES

The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject Policy nor any rights, options, privileges or duties created under this Agreement, other than the right to name a Beneficiary(ies) from time to time.

X.	TERMINATION OF AGREEMENT

Prior to a Change in Control, this Agreement shall terminate upon the occurrence of any one of the following:

A.
The Insured shall be discharged from employment with the Bank “for cause.” The term “for cause” shall include termination because of the Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan; or

B.	Surrender, lapse, or other termination of the Policy by the Bank. The Policy (and all rights of the Insured and his/her beneficiaries) will also terminate if any regulatory agency requires the

Bank to sever its relationship with the Insured, if the Bank is subjected to banking regulatory restrictions limiting its ability to pay such compensation to the Insured, upon the occurrence of the bankruptcy, insolvency, receivership or dissolution of the Bank, or upon a determination by the Bank to terminate this Agreement or such Policy in its sole discretion as may otherwise be determined by the Bank in good faith.

Upon such Policy termination, the Insured (or assignee) shall have a fifteen (15) day right to elect to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment from the Insured to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be equal to the cash value of the Policy on the date of such assignment, as defined in this Agreement.

If, within said fifteen (15) day period, the Insured fails to exercise said option with respect to assignment of such Policy, fails to pay to the Bank the entire aforestated cash payment, or dies, then the option shall terminate and the Insured (or assignee) agrees that all of the Insured’s rights, interest and claims in the Policy shall terminate as of the date of the termination of this Agreement.

The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured’s option to receive an absolute assignment of the policy as set forth herein.

Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.	AGREEMENT BINDING UPON THE PARTIES

This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XII.	GENDER

Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIII.	INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.

XIV.	AMENDMENT OR REVOCATION

It is agreed by and between the parties hereto that, at any time prior to a Change in Control of the Bank and during the lifetime of the Insured, this Agreement may be amended, terminated or revoked at any time or times, in whole or in part, by the Bank within its sole discretion upon delivery of written notice to the Insured not less than 90 days prior to the effective date of such amendment, termination or revocation.

XV.	SEVERABILITY AND INTERPRETATION

If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XVI. APPLICABLE LAW

The validity and interpretation of this Agreement shall be governed by the laws of the State of New Jersey.

XVII. ERISA PROVISIONS

The following provisions regarding the named fiduciary, the funding policy, the payment of benefits, and the claims procedure are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”):

(a)	The Bank shall be the named fiduciary for purposes of ERISA and this Agreement.
(b)	All premiums paid with respect to the Policy shall be remitted to the Insurer when due in accordance with the Agreement.
(c)	Benefits under this Agreement shall be paid directly by the Insurer, with those benefits in turn being based on the payment of premiums as provided in the Agreement.
(d)	For purposes of handling claims with respect to this Agreement, the “Claims Reviewer” shall be the Bank, unless another person or organizational unit is designated by the Bank as Claims Reviewer.
(e)
An initial claim for benefits under the Agreement must be made by the Insured or his or her beneficiary in accordance with the terms of the Agreement or policy through which the benefits are provided. Not later than 90 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Insured or the Insured’s beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Claims Reviewer denies the claim of a Insured or the Insured’s beneficiary in whole or in part, the Claims Reviewer’s written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Agreement or insurance policy that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Bank upon written request therefor submitted by the claimant or the claimant’s duly authorized representative and received by the Bank within 60 days after the claimant receives written notification that the claimant’s claim has been denied. In connection with such review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit the claimant’s views as to the issues, in writing. The Bank shall act to deny or accept the claim within 60 days after receipt of the claimant’s written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Bank shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Bank shall act to deny or accept the claim within 120 days of the receipt of the claimant’s written request for review. The action of the Bank shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section XVII.

Executed at the offices of the Bank in Fairfield, New Jersey, this June 15, 2022.

KEARNY BANK

/s/ Gail Corrigan	/s/ John J. Mazur, Jr.
Witness	By: John J. Mazur, Jr.

/s/ Gail Corrigan	/s/ Craig L. Montanaro
Witness	Craig L. Montanaro, Insured